Exhibit 10.12

Contract No.: ________________

Village-Enterprise Poverty Alleviation Co-Workshop Agreement

Party A: ________________

Party B: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.

Signing date: ________________

Village-Enterprise Poverty Alleviation Co-workshop Agreement

Party A: ________________ (hereinafter referred to as “Party A”)

Party B: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. (hereinafter referred to as “Party B”)

In accordance with the relevant provisions of the “Contract Law of the People’s Republic of China” and other relevant laws and regulations, both parties, following the basic principles of equality, voluntariness, good faith, and after full and friendly negotiation, have reached the following agreement on the joint construction of poverty alleviation workshops by both parties, so as to jointly obey.

1. The purpose of cooperation

In order to implement the national industrial poverty alleviation and rural revitalization strategy, develop a new mechanism for village-enterprise cooperation, extend the village collective industrial chain, unify management, complement resources, share markets, strengthen the village collective economy, consolidate the foundation of sustainable development, and realize the cooperation between enterprises and village collectives .

1.1 Concept of Poverty Alleviation: One of the purposes of Party B’s investment in ________________is to help poor farmers get out of poverty with warmth, dignity and a sense of belonging, and to help poor farmers “hematopoietic development and independent poverty alleviation ”, this cooperation agreement adheres to this concept.

1.2 Continued Benefit: This cooperation agreement utilizes Party B’s advantages in technology and market, strategic development design and long-term planning scheme to achieve efficient use of Party A’s poverty alleviation funds, to guarantee Party A’s income, and ensure Party A’s future cooperation and to achieve long-term sustainable benefits.

2. Cooperation Mode

Under the guidance of the government, Party B will be responsible for the construction of industrial infrastructure, production and operation management, marketing and strategic development planning,changing from the original poverty alleviation model with the purchase of the oat to the innovation, upgrading and cooperation to build a mixed ownership poverty alleviation workshop. The village collective will invest in production line equipment, recommend some local poor migrant workers for employment, and provide them with local resource elements. Joint ownership, centralized management, and benefit sharing.

3. The scope of co-construction between villages and enterprises

4. Amount of Contribution

amount of the production line equipment invested by Party A is RMB ___________ yuan , and the subsequent equipment purchase contract value agreed by both parties shall be the actual investment amount, and the subsequently signed equipment purchase contract shall be an annex to this contract.

5. Cooperation period 1

The cooperation period is 12 years (________________ to ________________) and consists of three phases:

The first phase is 2 years (________________);

second phase is 5 years (________________) ;

The third phase is 5 years (________________).

6. Cooperation income

6.1 Calculation of income

The cooperation rate of return is based on the need to gradually increase the maintenance investment in the later period of the equipment life cycle, and the rate of return is calculated in stages. The cooperation income of each stage is calculated as follows:

1)	The first stage is 2 years (________________ to ________________) , and Party A’s income is 8% of the investment amount in the equipment production line as the annual cooperation income;

2)	The second stage is 5 years (________________ to ________________), and Party A’s income is 6.5% of the investment amount in the equipment production line as the annual cooperation income;

3)	The third stage is 5 years (________________ to ________________), and Party A’s income is 5.9 % of the investment amount in the equipment production line as the annual cooperation income.

6.2 Adjustment of the rate of return

In case of national policy interest rate adjustment, corresponding adjustment and exemption can be made according to the actual negotiation between the two parties.

6.3 Payment of proceeds

The cooperation income is paid on an annual basis, and the starting time of the cooperation income is calculated from the date of the official bidding of the equipment. Starting from 2020, it will be paid once every year before December 25 (settled annually, and will be postponed to the next year if the first year of the term is less than one year).

Party B will, upon receiving the equipment leasing invoice issued by Party A, according to the bank account number and relevant information indicated on the invoice issued by Party A, will remit the cooperation income to Party A’s account in one payment.

6.4 Equipment depreciation provision

Party B shall accrue depreciation according to the useful life of 12 years, and the estimated residual value is 5.2% . After the expiration of the cooperation period, Party B shall pay the equipment depreciation accrual fee to Party A’s account in a lump sum before ________________, and the equipment depreciation shall be calculated in the following ways:

Depreciation accrual fee = Party A’s investment amount in equipment production line × 7.9% (annual depreciation rate) × 12 (service life) = 94.8%.

6.5 Equipment residual value

After the expiration of the cooperation period, the two parties will amicably negotiate the next step and cooperation opinions after evaluating the actual use of the equipment.

7. Responsibilities of both parties

7.1 Party A’s responsibility

1 ) Purchasing equipment according to the equipment requirement list provided by Party B according to relevant procedures. (including installation and adjustment of equipment).

2 ) Organized by the government, with the participation of Party A and Party B, the equipment purchase price will be determined through the bidding process, and the relevant equipment purchase contract will be signed .

The purchased equipment must meet the production needs of Party B, and the specifications, models and brands of the equipment must be approved by Party B before purchasing.

3 ) The arrival of equipment shall be delivered according to Party B’s time requirements.

7.2 Party B’s responsibility

1 ) Responsible for providing a list of equipment needs and detailed specifications, models and brands of equipment.

2 ) Responsible for providing the required arrival time for equipment.

3 ) Provide facilities for installation and debugging of equipment manufacturers and facilities for water and electricity interfaces.

4 ) Responsible for the maintenance, repair and maintenance of the corresponding equipment during the production period.

5 ) Pay Party A’s in accordance with this agreement on time.

8. Liability for breach of contract

8.1. When the equipment is not delivered on time due to Party A’s action, Party A shall compensate Party B for the expenses for the failure of the equipment to arrive as required and shall bear all the costs incurred by the installation unit due to delay.

8.2 When Party A requests to withdraw the corresponding production equipment it has put in due to its unilateral reasons, Party A shall compensate Party B for the operating losses caused by the suspension of production .

8.3 If Party B fails to pay Party A in accordance with this agreement on time, it shall pay liquidated damages at 1/1000 of the corresponding payment obligation for each overdue day.

9. Investment Guarantee

In order to guarantee the repayment of the principal and income invested by Party A in the poverty alleviation workshop, Party B promises to use the fixed assets of the Whole Grain Industrial Park as asset guarantee.

10. Dispute Resolution

Any disputes arising from the signing and performance of this contract shall be settled through friendly negotiation by both parties. If the negotiation fails, a lawsuit shall be brought to the people’s court with jurisdiction where the project is located according to law.

11. Number of Contracts and Effectiveness

This contract takes effect when both parties sign and seal it; the contract is in quadruplicate, with Party A holding two copies and Party B holding two copies.

12. Attachment: [*********]

Signature Page

First square	name (or name)	(Official seal or special contract seal)
	Legal representative or authorized agent	Date
Residence (mailing address)
	Telephone		fax
	depositary bank		Tax ID
	account		zip code
Second square	name (or name)	Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.
Official seal or special contract seal)
Legal representative or authorized agent
	Residence (mailing address)	Room 202, Whole Grain Ecological Science and Technology Park, YanGuFang, District E , Golden Triangle Development Zone, Wuchuan County
	Telephone	13337105593	fax
	depositary bank		Tax ID
	account		zip code

Account Co-management Agreement

Party A:

Address:

Legal representative (or authorized representative):

Contact:	Tel:

Party B:

Address:

Legal representative (or authorized representative):

Contact:	Tel:

Party C: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.

Address: YanGuFang Whole Grain Ecological Science and Technology Park, District E , Golden Triangle Development Zone, Wuchuan County, Hohhot City, Inner Mongolia Autonomous Region

Legal representative (or authorized representative): Junguo He

Contact: Min Lu	Tel:

According to the project plan of Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd., in order to ensure the effective implementation of the project and the special funds for technological transformation, Party A, Party B and Party C reached the following tripartite co-management agreement through friendly negotiation:

1. According to this agreement, Party C opens a general account with Party B.

Account name: Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.; account number [******************] (hereinafter referred to as “jointly managed account”, without the written consent of Party A, Party C shall not revoke or change this jointly managed account.

Party C representation: During the validity period of this agreement, the funds in this account are limited to the project-related expenses, and Party C’s other income or expenses are not accounted for through this account. At the same time, it is agreed that the account shall not activate other payment functions such as advanced online banking and general exchange, and can only transfer the custody funds through bank over-the-counter transfers. shall be borne by Party C.

2. Party C agrees that Party A and Party B shall supervise and review the external payment activities in the jointly managed account and abide by all the terms of this agreement.

3. Party C undertakes to Party B and Party A that unless Party C has obtained the prior written consent of Party A, Party C shall not withdraw any money deposited in the jointly managed account or instruct Party B to transfer the money in the account, and Party B shall not approve Party C to withdraw from the jointly managed account, to transfer any money.

4. For the expenditure of any funds in the jointly managed account, Party A shall issue a written notice and a “Payment consent Letter” to Party B (see the attachment 2), that is, Party C can issue a written application according to the needs of the project construction progress to apply for external payment, but all written applications of Party C.

Only upon Party A’s written consent and Party B’s verification, the corresponding payment shall be made from the jointly managed account.

5. Under the three parties’ negotiation and agreement: Party C shall issue a Letter of Commitment to Party B (see Appendix 1 for details), promising that if Party C opens a joint management account payment voucher without Party A’s written consent, Party B has the right and shall refuse to make payments.

6. Party B has the right to inspect and supervise the use of special funds, and request Party C to provide the required relevant information.

7. Party C agrees that Party B may, at the request of Party A, provide Party A with information about the jointly managed account, including providing Party A with the statement of the jointly managed account, the total amount of deposits, and the status of deposits and expenditures.

8. Without the written consent of Party A, Party C shall not make any form of guarantee or misappropriate the funds in the jointly managed account. If it violates this regulation, it shall bear the economic losses and legal liabilities caused thereby.

9. If there is a conflict between the provisions of this agreement and the laws, regulations and mandatory provisions on the management of accounts of the People’s Bank of China, payment and settlement methods, Party B has the right to implement them in accordance with the laws, regulations and relevant methods of account management, payment and settlement of the People’s Bank of China, and shall not impose any obligation on Party A or Party C, while Party B shall promptly notify both Party A and Party C of the above situation.

10. During the supervision period, if the supervision account is sealed up, frozen or debited by the judicial authorities, as a consequence, Party B cannot deliver the funds in the supervision account to Party A or Party C, Party B shall not bear any responsibility while Party B shall notify both Party A and Party C.

11. Party B is only responsible for supervising account management in accordance with this agreement. Disputes between Party A and Party C or their respective disputes with other third parties shall be resolved by the relevant parties. Party B shall not bear any responsibility for the legality, feasibility of the transaction and any other issues related to the commodity trading contract.

12. This Agreement shall come into effect after the signing of the three parties, in triplicate, with each party holding one copy. This Agreement shall be automatically terminated when Party A sends a written notice to Party B to terminate this Agreement.

13. “Commitment Letter” and “Payment Consent Letter” are exhibits to this agreement and are an integral part of this agreement.

14. Matters not covered in this agreement shall be implemented in accordance with relevant national laws, regulations and rules.

Party A: (official seal)	Legal representative (or authorized agent):

Party B: (official seal)	Legal representative (or authorized agent):

Party C: (official seal)	Legal representative (or authorized agent):

Signing Location:	Signing Date:

Exhibit 1

Commitment Letter

Bank: [   ]

Pursuant to the Account Co-management Agreement dated [Month/Day/Year] among the [   ] bank, the company and Wuchuan County [   ], our company has opened a co-managed account with your bank (account number: [**************). In order to strictly implement the relevant provisions of the Account Co-management Agreement, our company solemnly promises to your bank: If the company opens a co-managed account without written consent to make payment, your bank shall have the right to refuse to make payment, and all economic losses and relevant legal liabilities arising therefrom shall be borne by our company and have nothing to do with your bank.

Company (Seal): Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd. (Seal)